EXHIBIT 5.1

STRADLING YOCCA CARLSON & RAUTH

A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100

SAN FRANCISCO OFFICE

44 MONTGOMERY STREET, SUITE 4200

SAN FRANCISCO, CALIFORNIA 94104

TELEPHONE        (415) 283-2240

  FACSIMILE        (415) 283-2255

SANTA BARBARA OFFICE

302 OLIVE STREET

SANTA BARBARA, CALIFORNIA 93101

TELEPHONE        (805) 564-0065

  FACSIMILE        (805) 564-1044

January 13, 2005

Cortex Pharmaceuticals, Inc.

15241 Barranca Parkway

Irvine, California 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 to be filed by Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (as may be amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of (i) 4,233,333 shares of Common Stock of the Company, $0.001 par value per share (the “Common Stock”), and 2,116,666 shares of Common Stock of the Company issuable upon exercise of warrants purchased pursuant to a Securities Purchase Agreement dated December 14, 2004 (the “Agreement”) between the Company and the purchasers named therein, (ii) 164,289 shares of Common Stock of the Company issuable upon exercise of warrants issued to a placement agent in connection with the Agreement, and (iii) 48,000 shares of Common Stock of the Company issuable upon exercise of warrants previously issued (collectively referred to as the “Securities”). The Securities may be sold from time to time for the account of the selling stockholders and warrant holders set forth in the Registration Statement.

We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

Based on the foregoing, and assuming that the full consideration for the Securities has been received by the Company, it is our opinion that the Securities, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth